As filed with the Securities and Exchange Commission on January 26, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Credo Technology Group Holding Ltd
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands (408) 664-9329 (Address of Principal Executive Offices)

Credo Technology Group Holding Ltd. 2015 Stock Plan
Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan
Credo Technology Group Holding Ltd. Employee Stock Purchase Plan
(Full Titles of the Plans)

William Brennan
President and Chief Executive Officer
Credo Technology Group Holding Ltd
1600 Technology Drive
San Jose, California 95110
(408) 664-9329
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:
Alan F. Denenberg Jason Bassetti Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Adam Thorngate-Gottlund General Counsel and Secretary Credo Technology Group Holding Ltd 1600 Technology Drive San Jose, California 95110 (408) 664-9329

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($) (4)
Ordinary Shares, par value $0.00005 per share
— Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan
▪Shares available for future issuance	19,907,421	10.00(2)	199,074,210	18,454.18
— Credo Technology Group Holding Ltd. 2015 Stock Plan
▪Stock options outstanding	11,547,567	1.87(3)	21,593,950.30	2,001.76
— Credo Technology Group Holding Ltd. Employee Stock Purchase Plan
▪Shares available for future issuance	3,800,508	10.00(2)	38,005,080	3,523.07
Total	35,255,496		258,673,240	23,979.01
(1)This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares, par value $0.00005 per share (“Ordinary Shares”), of Credo Technology Group Holding Ltd (the “Company” or “Registrant”) (i) authorized for issuance under the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (the “2021 Plan”), (ii) authorized for issuance upon the exercise of outstanding stock options granted pursuant to the Credo Technology Group Holding Ltd. 2015 Stock Plan (the “2015 Plan”), (iii) authorized for issuance under the Credo Technology Group Holding Ltd. Employee Stock Purchase Plan (the “ESPP” and together with the 2021 Plan and the 2015 Plan, the “Plans”), and (iv) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Ordinary Shares that may become issuable under the Plans by reason of any subdivision, split, combination, stock dividend or similar transaction involving the Ordinary Shares.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the price per share of the Registrant’s initial public offering with respect to Ordinary Shares issuable under the 2021 Plan and the ESPP.
(3)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of the stock options outstanding under the 2015 Plan.
(4)Rounded up to the nearest cent.

PART I
The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plans, as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a) The prospectus dated January 26, 2022 to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (Registration No. 333-261982), which contains the Company’s audited financial statements for the fiscal year ended April 30, 2021;
(b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Registration Statement on Form S-1 referred to in clause (a) above; and
(c) The description of the Registrant’s share capital which is contained in the Company’s Exchange Act Registration Statement on Form 8-A filed by the Registrant with the Commission on January 25, 2022 (Exchange Act File No. 001-41249), including any amendment or report filed for the purpose of updating that description.
In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
As a Cayman Islands exempted company, the laws of the Cayman Islands will be relevant to the provisions relating to indemnification of the Registrant’s directors and officers. Although the Companies Act does not specifically restrict a Cayman Islands exempted company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain Commonwealth case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there has been willful default, willful neglect, breach of fiduciary duty, unconscionable behavior or behavior which falls within the broad stable of conduct identifiable as “equitable fraud” on the part of the director or officer in question.
In addition, the Registrant maintains standard policies of insurance under which coverage is provided to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement, filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, No. 333-261982, filed on January 3, 2022)

4.2	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, No. 333-261982, filed on January 3, 2022)

5.1*	Opinion of Maples and Calder (Cayman) LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

99.1*	2021 Long-Term Incentive Plan

99.2*	Employee Stock Purchase Plan

99.3	2015 Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, No. 333-261982, filed on January 3, 2022)
______________
*    Filed herewith.
Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)    To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 26th day of January, 2022.

Credo Technology Group Holding Ltd

By:	/s/ William Brennan
	Name:	William Brennan
	Title:	President and Chief Executive Officer

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Credo Technology Group Holding Ltd, in the City of San Jose, State of California, on the 26th day of January, 2022.

By:	/s/ William Brennan
	Name:	William Brennan
	Title:	President and Chief Executive Officer Credo Technology Group Holding Ltd

POWER OF ATTORNEY AND SIGNATURES
Know all persons by these presents, that each person whose signature appears below constitutes and appoints William Brennan and Daniel Fleming, and each of them, as his or her true and lawful attorney-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Credo Technology Holding Group Ltd to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Brennan	President and Chief Executive Officer (principal executive officer)	January 26, 2022
William Brennan

/s/ Daniel Fleming	Chief Financial Officer (principal financial and accounting officer)	January 26, 2022
Daniel Fleming

/s/ Sylvia Acevedo	Director	January 26, 2022
Sylvia Acevedo

/s/ Chi Fung Cheng	Director	January 26, 2022
Chi Fung Cheng

/s/ Manpreet Khaira	Director	January 26, 2022
Manpreet Khaira

/s/ Yat Tung Lam	Director	January 26, 2022
Yat Tung Lam

/s/ Pantas Sutardja	Director	January 26, 2022
Pantas Sutardja

/s/ Lip-Bu Tan	Director	January 26, 2022
Lip-Bu Tan

/s/ David Zinsner	Director	January 26, 2022
David Zinsner